UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2023

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, Evolve Transition Infrastructure LP (the “Partnership”) received notice on June 6, 2023 from the NYSE American LLC (“NYSE”) that the Partnership was not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) and that NYSE Regulation determined to commence proceedings to delist the Partnership’s common units representing limited partner interests (“Common Units”) from the NYSE due to the low selling price of the Common Units. In response, on June 13, 2023, the Partnership submitted formal written notice exercising its right to a review of NYSE Regulation’s delisting determination in accordance with the NYSE delisting procedures. On June 23, 2023, the Partnership received notice from the NYSE Office of General Counsel confirming that, in accordance with the Company Guide, a Listing Qualifications Panel of the Committee for Review (the “Panel”) had been authorized to make a determination on the matter with a hearing scheduled for Tuesday, August 8, 2023.
On July 25, 2023, the Partnership received notice from the NYSE informing the Partnership that it has resolved the continued listing deficiency with respect to low selling price as described in Section 1003(f)(v) of the Company Guide. As a result, the staff of NYSE Regulation has withdrawn its delisting determination and will be lifting the trading suspension on the Common Units on the NYSE. Accordingly, the August 8, 2023 hearing before the Panel has been cancelled. The Common Units will commence trading on the NYSE at market open on Monday, July 31, 2023 under the symbol “SNMP.”
The Partnership continues to remain subject to its previously disclosed plan addressing how it intends to regain compliance with the continued listing standards set forth in Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide. The NYSE accepted the Partnership’s plan on February 21, 2023 and granted the Partnership a targeted completion date of June 6, 2024 to implement its plan and regain compliance. By June 6, 2024, the Partnership must either be in compliance or must have made progress that is consistent with the plan during the plan period. Failure to meet the requirements to regain compliance could result in the initiation of delisting proceedings.
Item 8.01 Other Events
On July 26, 2023, the Partnership issued a press release announcing the removal of the trading suspension on the Common Units on the NYSE. A copy of the press release is included herewith as Exhibit 99.1, and the information in the press release is incorporate by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated July 26, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: July 27, 2023	By:	/s/ Charles C. Ward
Charles C. Ward
Interim Chief Executive Officer, Chief Financial Officer and Secretary